UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 3, 2023

AGEAGLE AERIAL SYSTEMS INC.
(Exact name of registrant as specified in charter)

Nevada	001-36492	88-0422242
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8833 E. 34th Street North

Wichita, Kansas 67226

(Address Of Principal Executive Offices) (Zip Code)

620-325-6363

(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________

 (Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 3, 2023, AgEagle Systems Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) to vote on the following matters:

1. Approval of the issuance of shares of the Company’s Common Stock, representing more than 20% of the Company’s Common Stock upon the purchase of series F convertible preferred stock, par value $0.001 per share (the “Series F Convertible Preferred Stock”) convertible into shares of Common Stock and warrants exercisable for shares of Common Stock (the “Warrants”), in accordance with NYSE American Rule 713(a)(ii) (the “Shares Issuance Proposal”).

For	Against	Abstain	Broker Non-Vote
6,644,829	5,004,537	385,011	22,108,559

2. Approval of a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock to one share for every eight shares of Common Stock, with the final ratio to be determined by the Company’s board of directors (the “Reverse Stock Split Proposal”).

For	Against	Abstain	Broker Non-Vote
22,531,307	11,297,538	314,091	0

Since the approval of the Reverse Stock Split Proposal required the affirmative vote of a majority of shares issued and outstanding, and  the Company has not obtained the requisite vote for approval of the Reverse Stock Split Proposal, the only proposal adopted by the shareholders at the Special meeting was the Shares Issuance Proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 7, 2023

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS, INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Chief Financial Officer

Dated: February 7, 2023

3